                                                                    Exhibit 23.4

                      LEGG MASON WOOD WALKER, INCORPORATED

                                    CONSENT

   We hereby consent to (i) the inclusion of our opinion letter, dated June 7, 1999, to the Board of Directors of Pennsylvania Enterprises, Inc. ("PEI") as Appendix B to the Proxy Statement/Prospectus of PEI and Southern Union Company ("Southern Union") relating to the proposed merger between Southern Union and PEI and (ii) all references to Legg Mason in the section captioned "The Merger--Opinion of PEI's Financial Advisor" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ Alexsander M. Stewart
_____________________________________
Legg Mason Wood Walker, Incorporated

Baltimore, Maryland
September 9, 1999